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                                                                   EXHIBIT 10.30

                            THIRD PARTIES AGREEMENT


     AGREEMENT dated as of the 6th day of April 1998 between WMS INDUSTRIES INC. ("WMS"), a Delaware corporation, and MIDWAY GAMES INC. ("Midway"), a Delaware corporation, each with an address at 3401 North California Avenue, Chicago, Illinois 60618.

                             W I T N E S S E T H :

     WHEREAS, on the date hereof, WMS is distributing (the "Distribution") all of its shares of Midway's common stock to holders of the shares of WMS' common stock outstanding on March 31, 1998;

     WHEREAS, prior to the Distribution, Midway has been a majority-owned subsidiary of WMS;

     WHEREAS, the parties formerly provided for certain arrangements with respect to the matters described below pursuant to a Manufacturing and Services Agreement between WMS and Midway, dated as of July 1, 1996, which agreement has been terminated; and

     WHEREAS, the parties desire to set forth the terms of continuing arrangements following the Distribution with respect to the matters described below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. The following terms as used in this Agreement shall have the meanings set forth below:

     1.1 "Midway" means Midway and its subsidiaries, except where the context otherwise requires.

     1.2 "WMS" means WMS and its subsidiaries, except where the context otherwise requires.

2. THIRD PARTY AGREEMENTS. WMS and Midway are party to numerous arrangements with third parties with respect to game development, the obtainment or grant of licenses and other



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matters which provide for, among other matters, the receipt of payments, the obligation or guaranty of an obligation to make payments to third parties, recoupment of prior advances, rights of first refusal and reporting and monitoring of intellectual property rights ("Third Party Agreements"). Royalties and expenses for external and internal development and fees and expenses for external licenses applicable to each party's products will be charged to such party at their cost to the other party. WMS and Midway will allocate all other rights and obligations under Third Party Agreements, claims, recoveries, royalties and recoupments, so that Midway will receive the benefit and bear the burden of such agreements as they relate to video games, and WMS will receive the benefit and bear the burden of such agreements as they relate to all other amusement games and gaming devices.

3. EFFECTIVE DATE AND TERM. This Agreement is effective as of April 6, 1998 and shall continue in effect for so long as any Third Party Agreement shall remain outstanding.

4. INDEMNIFICATION.

   4.1 Each party agrees to indemnify, defend and hold harmless the other (and its directors, officers, employees and agents) from any loss, damage, claim, action or proceeding ("Loss") which arises from actions or the failure to act by such party, asserted by or on behalf of third parties with respect to Third Party Agreements, other than any Loss caused by the indemnified party's negligence, fraud or willful misconduct.

   4.2 The party required to indemnify pursuant to this Section 4 (the "Indemnitor"), upon demand by the indemnified party, at the Indemnitor's sole cost and expense, shall resist or defend any claim, action or proceeding (in the indemnified party's name, if necessary), using such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. If, in the indemnified party's reasonable opinion, there exists a conflict of interest which would make it inadvisable to be represented by counsel for the Indemnitor, the parties shall jointly select acceptable attorneys, and the Indemnitor shall pay the reasonable fees and disbursements of such attorneys.



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5. MISCELLANEOUS.

   5.1 No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on any future occasion.

   5.2 Each party warrants and represents that proceeding herewith is not inconsistent in any material way with any contractual obligations, expressed or implied, undertaken with any third party.

   5.3 In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective in such jurisdiction only to the extent of such violation without invalidating any other provision hereof.

   5.4 Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed.

   5.5 The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

   5.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder. No person shall be deemed to be a third party beneficiary of this Agreement. Nothing herein shall be construed to be an admission or waiver of any rights, claims and defenses the parties may have against third parties, which rights, claims and defense the parties specifically reserve.

   5.7 All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth on the first page of this Agreement (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

   5.8  Each party hereto shall take such actions and execute such documents and


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instruments as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     5.9 All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Illinois, United States of America, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     5.10 This Agreement, constitutes the entire understanding between the parties hereto (and supersedes all prior written or oral communications) relating to the subject matter covered in this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                   WMS INDUSTRIES INC.


                                                   By:/s/ Harold H. Bach, Jr.
                                                      -----------------------
                                                      Harold H. Bach, Jr.
                                                      Vice President-Finance



                                                   MIDWAY GAMES INC.


                                                   By:/s/ Neil D. Nicastro
                                                      -----------------------
                                                      Neil D. Nicastro
                                                      President





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